                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No.   )


Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only
       (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Under Rule 14a-12

                         SERVICEWARE TECHNOLOGIES, INC.
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

     [ X ]    No fee required.
     [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
              and 0-11.
              1)    Title of each class of securities to which transaction
                    applies:

                    ------------------------------------------------------------

              2)    Aggregate number of securities to which transaction applies:

                    ------------------------------------------------------------

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                    ------------------------------------------------------------

              4)    Proposed maximum aggregate value of transaction:

                    ------------------------------------------------------------

              5)    Total fee paid:

                    ------------------------------------------------------------

     [   ]    Fee paid previously with preliminary materials.

              ------------------------------------------------------------------


     [   ]    Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

              1)    Amount Previously Paid:

                    ------------------------------------------------------------

              2)    Form, Schedule or Registration Statement No.:

                    ------------------------------------------------------------

              3)    Filing Party:

                    ------------------------------------------------------------

              4)    Date Filed:

                    ------------------------------------------------------------

                                Serviceware Logo

                         SERVICEWARE TECHNOLOGIES, INC.
                              333 ALLEGHENY AVENUE
                          OAKMONT, PENNSYLVANIA 15139

                                                                  April 30, 2001

Dear Fellow Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of ServiceWare Technologies, Inc. to be held at the Company's headquarters at 333 Allegheny Avenue, Oakmont, Pennsylvania, on June 11, 2001 at 8:30 a.m. (local time).

     We will begin the Annual Meeting with a report on our operations, progress and plans and then will discuss and vote on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement. You will also have an opportunity to ask questions.

     Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. It is important that your shares be represented at the meeting, whether you attend the meeting and regardless of the number of shares you own. Whether you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

     We look forward to seeing you on June 11, 2001.

                                          Sincerely,

                                          /s/ Mark Tapling
                                          Mark Tapling
                                          President and Chief Executive Officer

                         SERVICEWARE TECHNOLOGIES, INC.
                              333 ALLEGHENY AVENUE
                          OAKMONT, PENNSYLVANIA 15139
                            ------------------------

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--JUNE 11, 2001

                            ------------------------

     The 2001 Annual Meeting of Stockholders of ServiceWare Technologies, Inc. will be held at 8:30 a.m. (local time) on June 11, 2001 at the Company's headquarters in Oakmont, Pennsylvania, to:

          1. Elect two persons to serve as Class I directors for a three year term expiring at the Annual Meeting of Stockholders in 2004 and until their respective successors are duly elected and qualified;

          2. Ratify the appointment of Ernst & Young LLP as independent public accountants to audit our financial statements for the year ending December 31, 2001; and

          3. Transact such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

     The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting is April 24, 2001. Our Board of Directors is soliciting the enclosed proxy. Please carefully read the accompanying Proxy Statement for more information regarding the business to be transacted at the Annual Meeting. You will also find enclosed our 2000 Annual Report on Form 10-K.

     For at least ten days before the Annual Meeting, we will make available, during normal business hours, a complete list of the stockholders entitled to vote at the Annual Meeting. You may examine the list for any purpose related to the Annual Meeting. The list will be available at our offices, located at 333 Allegheny Avenue, Oakmont, Pennsylvania 15139.

     Regardless of whether you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. Returning the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                          /s/ Mark Finkel

                                          Mark Finkel
                                          Chief Financial Officer,
                                          Treasurer and Secretary

Oakmont, Pennsylvania
April 30, 2001

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. WE HAVE ENCLOSED FOR YOUR CONVENIENCE A RETURN ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

April 30, 2001

                         SERVICEWARE TECHNOLOGIES, INC.
                              333 ALLEGHENY AVENUE
                          OAKMONT, PENNSYLVANIA 15139

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 11, 2001

     We are furnishing this Proxy Statement to stockholders of ServiceWare Technologies, Inc., a Delaware corporation, in connection with our Board of Directors' solicitation of proxies for use at our Annual Meeting of Stockholders on June 11, 2001. We invite you to attend in person. We have also enclosed our 2000 Annual Report on Form 10-K (which does not form a part of the proxy solicitation material). Our Annual Report on Form 10-K includes consolidated financial statements for the year ended December 31, 2000. In this Proxy Statement, we refer to ServiceWare Technologies, Inc. as the "Company," "we," or "us".

VOTING INFORMATION.

     RECORD DATE. The record date for the Annual Meeting is April 24, 2001. You may vote all shares of the Company's common stock that you owned as of the close of business on that date. On April 24, 2001, we had 24,368,579 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted at the Annual Meeting. We are mailing this Proxy Statement and the proxy card in the accompanying form on or about April 30, 2001 to stockholders of record as of the close of business on the record date.

     HOW TO VOTE. As described below, you may submit your proxy or voting instruction by mail even if you plan to attend the Annual Meeting.

          BY MAIL. If you hold your shares through a securities broker (that is, in street name), please complete and mail the voting instruction card forwarded to you by your broker. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope. A properly completed and returned proxy card will be voted in accordance with your instructions, unless you subsequently revoke your instructions.

          AT THE ANNUAL MEETING. Submitting your proxy by mail does not limit your right to vote in person at the Annual Meeting if you later decide to do so. If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain a proxy from your broker and bring it to the meeting.

     REVOKING YOUR PROXY. You can revoke your proxy at any time before your shares are voted at the Annual Meeting by (1) sending a written notice of revocation to our Secretary at our principal executive office (333 Allegheny Avenue, Oakmont, Pennsylvania 15139), (2) submitting a properly executed proxy showing a later date with our Secretary at our principal executive office or (3) attending the Annual Meeting and voting in person. Merely attending the Annual Meeting will not revoke your proxy.

     RETURNING YOUR PROXY WITHOUT INDICATING YOUR VOTE. If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted as follows: FOR the election of the director nominees chosen by our Board of Directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2001 and in accordance with the judgment of the person voting the proxy on any other matter properly brought before the Annual Meeting.

     WITHHOLDING YOUR VOTE OR VOTING TO "ABSTAIN." In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the proposal to appoint Ernst & Young LLP as our independent auditors for 2001, you can vote to "abstain." If you vote to "abstain," your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against that proposal.

     STREET NAME SHARES. If your shares are held in street name through a broker or other nominee, you have the right to direct your broker on how to vote your shares. If you do not direct your broker or nominee to vote your shares and if your broker nominee has discretionary authority to vote your shares but fails to exercise such authority, your shares will have no effect on the outcome of any matter voted on at the Annual Meeting.

     VOTES REQUIRED TO HOLD THE ANNUAL MEETING. We need a majority of shares of common stock outstanding on April 24, 2001 present, in person or by proxy, to have a quorum to be able hold the Annual Meeting. Accordingly, the presence of 12,184,290 shares will constitute a quorum. Shares represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum, regardless of whether the holder of such shares or proxy withholds his, her or its vote or abstains.

     VOTES REQUIRED TO ELECT DIRECTORS AND RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP. A plurality of the votes cast is required for the election of directors. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP.

     OTHER MATTERS TO BE DECIDED AT THE ANNUAL MEETING. All of the matters we knew about as of April 30, 2001 to be brought before the Annual Meeting are described in this Proxy Statement. If any matters properly come before the Annual Meeting that are not specifically set forth on your proxy and in this Proxy Statement, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment.

     POSTPONEMENT OR ADJOURNMENT OF ANNUAL MEETING. If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You will still be able to revoke your proxy until it is voted.

     COST OF PROXY SOLICITATION. The Company will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of your proxy. We will make solicitations primarily by mail or by facsimile, but our regular employees may solicit proxies personally or by telephone or telegraph. We will ask brokerage houses and other nominees, custodians and fiduciaries to forward proxy soliciting material and our Annual Report on Form 10-K to the beneficial owners of the shares of our common stock held of record by them, and we will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so. The Company may also elect to retain professional solicitors to assist in the solicitation of proxies. Any professional solicitors will be paid by the Company.

     PRESENTATION OF INFORMATION BY FISCAL YEAR. In this Proxy Statement, the "2000 fiscal year" refers to the 12-month period from January 1, 2000 to December 31, 2000 and the "1999 fiscal year" refers to the 12-month period from January 1, 1999 to December 31, 1999.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Our Board of Directors currently has six directors. Under our Certificate of Incorporation and our Bylaws, the members of our Board of Directors are divided into three classes, designated Class I, Class II and Class III. The term of the Class I directors expires at the Annual Meeting, and the terms of the Class II and Class III directors will expire at the 2002 and 2003 Annual Meetings, respectively. We will elect two directors at the Annual Meeting who will be designated "Class I Directors" and will serve until the Annual Meeting in 2004 and until their respective successors are elected and qualified or until their earlier resignation or removal. Our current Class I directors, Susanne Harrison and Rajiv Enand, have determined not to stand for re-election. Our Board of Directors has approved the nominations of Thomas Unterberg and Robert Hemphill, Jr. as Class I directors. Both of the nominees have consented to be named as nominees and to serve if elected.

     Unless you withhold authority to vote for these persons, it is intended that your proxy will be voted FOR the election of the two nominees. If on the date of the Annual Meeting either or both of the nominees are for any reason not available to serve, your proxy will be voted for the election of a substitute nominee or nominees as the Board of Directors shall designate.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2004 (CLASS I DIRECTORS)

     THOMAS UNTERBERG, age 70, is a co-founder and has served as a Chairman of C.E. Unterberg, Towbin, an investment banking firm, since June 1989. Mr. Unterberg currently serves on the boards of directors of Electronics for Imaging, Inc., Systems and Computer Technology Corporation, ECCS, Inc., Centrax Corporation, Inc., Rumson-Fair Haven Bank & Trust Company, AES Corporation, and Club One, LLC. Mr. Unterberg is a graduate of Princeton University and received a Master's degree in Business Administration from the Wharton School, University of Pennsylvania.

     ROBERT HEMPHILL, JR., age 57, is a co-founder and Managing Director of Toucan Capital Corp., a private equity and venture capital investment company formed in 1998. Prior to founding Toucan Capital Corp., from 1981 to 1998, Mr. Hemphill co-founded and was employed by AES Corporation, a leading global power company, most recently as Executive Vice President. Mr. Hemphill serves on the board of directors of AES Corporation, Selecterra.com, the National Museum of American History (Smithsonian Institute) and on the advisory board of other private companies. Mr. Hemphill received a Bachelor's degree from Yale University, a graduate degree in Political Science from the University of California, Los Angeles and a Master's degree in Business Administration from George Washington University.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR BOTH OF THE NOMINEES
                                 LISTED ABOVE.

CLASS II DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING IN 2002

     KEVIN HALL, age 42, has served as a director since April 1996. Mr. Hall has been a General Partner of Norwest Equity Partners since 1993. He serves on the board of directors of Continuous Software and many other private companies. Mr. Hall received a Master's degree in Business Administration from Stanford University and Master of Science and Bachelor of Science degrees in Electrical Engineering from Purdue University.

     TIMOTHY WALLACE, age 43, has served as a director since July 1994. Since January 2000, Mr. Wallace has served as the Chairman and Chief Executive Officer of Full Tilt Solutions, a business-to-business professional service company. Prior to Full Tilt, Mr. Wallace was the President and Chief Executive Officer of Xerox Connect, a network integration technology company. From May 1996 until May 1998, Mr. Wallace was the President, Chief Executive Officer and a director of XLConnect Solutions, which he founded. Xerox Connect acquired XLConnect in May 1998. From August 1991 to March 1996, Mr. Wallace was the Vice President of Professional Services of The Future Now, a national systems integration company. Mr. Wallace received a Bachelor of Science degree in Business Administration from Indiana University of Pennsylvania and a Master's degree in Business Administration from Miami University of Ohio.

CLASS III DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING IN 2003

     BRUCE MOLLOY, age 47, has served as a director since July 1999. Mr. Molloy founded the Molloy Group and served as its Chief Executive Officer and Chairman of the Board of Directors from October 1992 until its acquisition by the Company in July 1999. Mr. Molloy is the inventor of the patented Cognitive Processor used in our products. Mr. Molloy received a Bachelor of Arts degree in Music and Physics from Columbia University.

     MARK TAPLING, age 44, has served as our President and Chief Executive Officer since January 2000 and a director since May 2000. Mr. Tapling previously served as our President and Chief Operating Officer from May 1999 to January 2000 and as our Vice President of Worldwide Sales from February 1998 to May 1999. From September 1996 to February 1998, Mr. Tapling was employed by Comshare, most recently as Senior Vice President of Operations for the Americas. From April 1994 to September 1996, Mr. Tapling was employed by Lotus Development Corporation, most recently as Region Director for the Northeast. Mr. Tapling received a Bachelor of Science degree in Economics and Management from Michigan State University.

     BOARD OF DIRECTORS MEETINGS AND COMMITTEES. Our Board of Directors met 11 times during the 2000 fiscal year. Our Board of Directors also took action by unanimous written consent on eight occasions during the year. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served during the 2000 fiscal year. Our Board of Directors has two principal committees, an Audit Committee and a Compensation Committee.

     THE AUDIT COMMITTEE, which consisted of Messrs. Hall and Wallace and Ms. Harrison during the 2000 fiscal year and, assuming the election of Mr. Unterberg to our Board of Directors, will consist of Messrs. Hall, Wallace and Unterberg, held one meeting during the 2000 fiscal year. The responsibilities of the Audit Committee include:

     - recommending to the Board of Directors the independent public accountants to be selected to conduct the annual audit of our books and records;

     - reviewing the proposed scope of the audit and approving the audit fees to be paid;

     - reviewing our accounting and financial controls with the independent public accountants and our financial and accounting staff; and

     - reviewing and approving transactions between us and our directors, officers and affiliates.

     THE COMPENSATION COMMITTEE, which consisted of Ms. Harrison and Mr. Wallace during the 2000 fiscal year and, assuming the election of Mr. Unterberg to our Board of Directors, will consist of Messrs. Wallace and Unterberg, held 12 meetings during the 2000 fiscal year. This committee reviews our compensation plans to ensure that they meet corporate objectives. The responsibilities of the Compensation Committee also include administering our stock incentive plans.

     None of the members of our Compensation Committee or Audit Committee has ever been an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or on the compensation committee of any entity that has one or more executive officers serving on our Board of Directors.

     DIRECTOR COMPENSATION. Our three directors who are not our employees or consultants were each granted 60,000 non-qualified stock options under our 1996 stock option plan with an exercise price of $2.50 per share. 15,000 of these options vested on August 18, 1999, 15,000 of these options vested on August 18, 2000 and the remainder vest equally on August 18 of each of the two subsequent years, provided that the individual remains a member of our Board of Directors on the date of vesting.

     On March 15, 2001, Messrs. Enand, Hall, Molloy and Wallace and Ms. Harrison were each granted 50,000 non-qualified stock options under our 2000 Stock Incentive Plan with an exercise price of $1.00 per share. These options vest 25% per year over the four years during the director's term. Upon termination of the director's term, the options vest 100%.

     We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or its committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     STOCK OWNERSHIP OF MANAGEMENT. We encourage stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. Under the rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered beneficially owned under the SEC's rules. The following table sets forth the beneficial ownership of our common stock, as of April 24, 2001, by each of our directors and executive officers named in the Summary Compensation Table, as well as by all of our directors and executive officers as a group. The information on beneficial ownership in the table and related footnotes is based upon data furnished to us by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

                                                                 BENEFICIAL OWNERSHIP
                                                                   OF COMMON STOCK
                                                            ------------------------------
                                                                                PERCENT OF
NAME                                                        NUMBER OF SHARES    CLASS (1)
----                                                        ----------------    ----------
Mark Tapling (2)..........................................        436,250           1.8%
Mark Finkel...............................................        301,960           1.2%
Roberto Aguas (3).........................................         27,324             *
Richard Joslin (4)........................................         78,079             *
Rajiv Enand (5)...........................................      1,444,470           5.9%
Kevin Hall (6)............................................      2,614,237          10.7%
Susanne Harrison (7)......................................        214,755             *
Bruce Molloy (8)..........................................      1,349,234           5.5%
Timothy Wallace (9).......................................         57,700             *
Thomas Unterberg (10).....................................      3,960,296          16.3%
Louis Venezia (11)........................................        283,827           1.2%
Robert Hemphill, Jr.......................................             --             *
All directors and executive officers as a group
  (15 persons)............................................     10,768,132          44.2%

---------------

  * Less than 1%.

 (1) Based on 24,368,579 shares outstanding as of April 24, 2001.

 (2) Includes options to purchase 96,250 shares of our common stock exercisable within 60 days.

 (3) Includes options to purchase 25,000 shares of our common stock exercisable within 60 days.

 (4) Includes options to purchase 14,500 shares of our common stock exercisable within 60 days.

 (5) Includes 1,000,000 shares owned by Oak Haven Partners, a partnership controlled by Mr. Enand and an aggregate of 119,000 shares owned by two separate trusts of which Mr. Enand is co-trustee and his children are beneficiaries.

 (6) Includes options to purchase 30,000 shares of our common stock exercisable within 60 days and 2,584,237 shares of common stock owned of record by Norwest Equity Partners V, LLP. Mr. Hall may be deemed to own beneficially the common stock owned by Norwest because he is affiliated with the general partner of Norwest. Mr. Hall disclaims beneficial ownership of the common stock and other of our securities owned beneficially by Norwest, except for his beneficial interest in such securities through his interest in the general partner of Norwest.

 (7) Includes 109,188 shares of our common stock owned by Ms. Harrison's husband and options to purchase 30,000 shares of our common stock exercisable within 60 days.

 (8) Includes 25,000 shares of our common stock owned by Mr. Molloy's wife and options to purchase 4,125 shares of our common stock exercisable within 60 days.

 (9) Includes options to purchase 57,000 shares of our common stock exercisable within 60 days.

(10) Includes 3,737,978 shares of our common stock owned by the following entities which Mr. Unterberg is affiliated: C.E. Unterberg, Towbin Capital Partners I, L.P.; Unterberg Harris Private Equity Partners, LP; C.E. Unterberg, Towbin Private Equity Partners II, L.P.; C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P.; Tamar Technology Investors (Delaware), L.P.; Unterberg Harris Interactive Media Limited Partnership, CV; Unterberg Harris Private Equity Partners, CV; Marjorie and Clarence E. Unterberg Foundation, Inc.; C.E. Unterberg Towbin, LLC; C.E. Unterberg, Towbin (a California Limited Partnership); UTCM, LLC; and Tamar Technology Partnership, LP. Mr. Unterberg disclaims beneficial ownership of the 3,737,978 shares of common stock described in the preceding sentence. Also includes 12,500 shares of our common stock owned by Mr. Unterberg's wife, as to which Mr. Unterberg disclaims beneficial ownership and 2,049 warrants currently convertible into shares of our common stock.

(11) Mr. Venezia resigned from his position with the Company as of January 1, 2001. Includes options to purchase 23,000 shares of our common stock exercisable within 60 days.

     PRINCIPAL STOCKHOLDERS. The following table sets forth information with respect to each stockholder known to us to be the beneficial owner of more than 5% of our outstanding common stock as of April 24, 2001:

                                                                BENEFICIAL OWNERSHIP
                                                                   OF COMMON STOCK
                                                              -------------------------
                                                               NUMBER        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          OF SHARES    OF CLASS (1)
------------------------------------                          ---------    ------------
C.E. Unterberg, Towbin L.P. (2).............................  3,960,296        16.3%
  10 East 50th Street
  New York, NY 10022
Norwest Equity Partners V, LLP (3)..........................  2,584,237        10.6%
  Suite 250
  245 Lytton Avenue
  Palo Alto, CA 94301
Kevin Hall (3) (4)..........................................  2,614,237        10.7%
  c/o Norwest Equity Partners V, LLP
  Suite 250, 245 Lytton Avenue
  Palo Alto, CA 94301
Jeffrey Pepper (5)..........................................  2,383,614         9.8%
  c/o Eldervision.Net Inc.
  215 Allegheny Avenue
  Oakmont, PA 15139
Geocapital III, L.P. (6)....................................  1,761,907         7.2%
  2 Executive Drive
  Fort Lee, NJ 07024
Rajiv Enand (7).............................................  1,444,470         5.9%
  c/o ServiceWare Technologies, Inc.
  333 Allegheny Avenue
  Oakmont, PA 15139
Bruce Molloy (8)............................................  1,349,234         5.5%
  c/o ServiceWare Technologies, Inc.
  333 Allegheny Avenue
  Oakmont, PA 15139

---------------

(1) Based on 24,368,579 shares outstanding as of April 24, 2001.

(2) As disclosed on Form 13D filed with the SEC on March 16, 2001. Includes 3,737,978 shares of our common stock owned by the following entities, all of which have beneficiaries or trustees affiliated with C.E. Unterberg, Towbin
    L.P.: C.E. Unterberg, Towbin Capital Partners I, L.P.; Unterberg Harris Private Equity Partners, LP; C.E. Unterberg, Towbin Private Equity Partners II, L.P.; C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P.; Tamar Technology Investors (Delaware), L.P.; Unterberg Harris Interactive Media Limited Partnership, CV; Unterberg Harris Private Equity Partners, CV; Marjorie and Clarence E. Unterberg Foundation, Inc.; C.E. Unterberg Towbin, LLC; C.E. Unterberg, Towbin (a California Limited Partnership); UTCM, LLC; and Tamar Technology Partnership, LP. Also includes 208,274 shares of our common stock beneficially owned by Thomas Unterberg, a managing director of C.E. Unterberg, Towbin L.P. and 14,044 shares of our common stock beneficially owned by A. Robert Towbin, a managing director of C.E. Unterberg, Towbin L.P.

(3) As disclosed on Form 13G filed with the SEC on February 13, 2001. The sole general partner of Norwest is Itasca Partners V, L.L.P., whose managing partners are John E. Lindahl and George J. Still, Jr., and whose administrative partner is John P. Whaley. As a result of these relationships, Itasca, Mr. Lindahl, Mr. Still and Mr. Whaley may be deemed to own beneficially the common stock owned by Norwest. Each of Itasca, Mr. Lindahl, Mr. Still and Mr. Whaley disclaim beneficial ownership of our common stock owned beneficially by Norwest, other than, with respect to Itasca, its beneficial interest in such securities as general partner of Norwest and, with respect to Mr. Lindahl, Mr. Still and Mr. Whaley, their respective beneficial interests in such securities through their interest in Itasca.

(4) Includes options to purchase 30,000 shares of our common stock exercisable within 60 days. Mr. Hall may be deemed to own beneficially the common stock owned by Norwest because he is affiliated with the general partner of Norwest. Mr. Hall disclaims beneficial ownership of the common stock and other of our securities owned beneficially by Norwest, except for his beneficial interest in our common stock through his interest in the general partner of Norwest.

(5) As disclosed on Form 13G filed with the SEC on February 14, 2001. Includes an aggregate of 210,000 shares owned by two separate trusts of which Mr. Pepper is co-trustee and his children are beneficiaries. Mr. Pepper is one of our co-founders and previously served as our Chief Executive Officer.

(6) As disclosed on Form 13G filed with the SEC on February 14, 2001.

(7) As disclosed on Form 13G filed with the SEC on February 14, 2001. Includes 1,000,000 shares owned by Oak Haven Partners, a partnership controlled by Mr. Enand and an aggregate of 119,000 shares owned by two separate trusts of which Mr. Enand is co-trustee and his children are beneficiaries.

(8) Includes 25,000 shares of our common stock owned by Mr. Molloy's wife and options to purchase 4,125 shares of our common stock exercisable within 60 days.

     SUMMARY COMPENSATION TABLE. The following table contains information about the compensation the Company paid to its Chief Executive Officer and the four other most highly compensated executive officers (the named executive officers) for services performed in the 2000 and 1999 fiscal years.

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                ANNUAL COMPENSATION       AWARDS
                                                -------------------    ------------
                                                                        NUMBER OF
                                                                        SECURITIES
                                      FISCAL                            UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR      SALARY      BONUS       OPTIONS       COMPENSATION
---------------------------           ------    --------    -------    ------------    ------------
Rajiv Enand.........................   2000     $200,000    $25,000       40,000         $ 5,304(b)
  Chairman of the Board (a)            1999     $200,000    $45,000      100,000         $ 1,846(b)
Mark Tapling........................   2000     $200,000    $70,000      300,000         $ 6,600(b)
  President and                        1999     $185,417    $45,000      310,000         $39,190(d)
  Chief Executive Officer (c)
Louis Venezia.......................   2000     $170,000    $33,750           --         $ 1,228(h)
  Vice President of Global Sales (e)   1999     $177,083(f) $47,500      191,000(g)           --
Mark Finkel.........................   2000     $138,077    $56,250      300,000         $ 1,084(h)
  Chief Financial Officer (i)          1999           --         --           --              --
Roberto Aguas.......................   2000     $116,846    $76,208      212,000         $ 1,285(h)
  Vice President of Product
     Management                        1999           --         --           --              --
  and Strategy (j)
Richard Joslin......................   2000     $140,000    $33,750       30,000         $ 1,012(h)
  Vice President of Customer Care      1999     $110,120    $ 7,500       30,000              --

---------------

(a) Mr. Enand was our Chief Executive Officer during 1999 and President for a portion of that year.

(b) Represents automobile allowances.

(c) Mr. Tapling was President, Chief Operating Officer and Vice President of Worldwide Sales at various times during 1999.

(d) Includes $35,340 in commissions paid while our Vice President of Worldwide Sales and $3,850 of automobile allowances.

(e) Mr. Venezia resigned from his position with the Company as of January 1, 2001.

(f) Includes earnings of $99,167 paid while at the Molloy Group prior to its acquisition by us.

(g) Includes options to purchase 99,000 shares of our common stock issued in exchange for Molloy Group options upon our acquisition of the Molloy Group.

(h) Amount represents the discount received on shares of our common stock purchased through the Company's Employee Stock Purchase Program.

(i)  Mr. Finkel was hired in January 2000.

(j) Mr. Aguas was hired in March 2000 and promoted to his present position in January 2001.

     OPTION GRANTS IN LAST FISCAL YEAR. The following table describes stock options granted to the named executive officers during the 2000 fiscal year.

                                                                                 POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF    PERCENTAGE OF                                  ASSUMED ANNUAL RATES OF
                       SECURITIES    TOTAL OPTIONS                                  STOCK PRICE APPRECIATION
                       UNDERLYING      GRANTED TO     EXERCISE OR                       FOR OPTION TERM
                         OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   ------------------------------
NAME                   GRANTED (#)      2000(1)        ($/SH)(2)       DATE          5%                10%
----                   -----------   --------------   -----------   ----------   -----------      -------------
Rajiv Enand..........     40,000           1.7%          $2.81      12/19/2010    $ 70,688         $  179,137
Mark Tapling.........    300,000          13.1%          $2.50       1/19/2010    $471,671         $1,195,307
Louis Venezia........         --            --              --              --          --                 --
Mark Finkel..........    300,000          13.1%          $2.50       1/18/2010    $471,671         $1,195,307
Roberto Aguas........    100,000           4.4%          $7.00       4/13/2010    $440,226         $1,115,620
                          12,000           0.5%          $5.13      10/12/2010    $ 38,715         $   98,111
                         100,000           4.4%          $3.78      11/16/2010    $237,722         $  602,435
Richard Joslin.......     30,000           1.3%          $2.50       1/19/2010    $ 47,167         $  119,531

---------------

(1) Based on 2,285,965 options granted to all employees during the 2000 fiscal year.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. Our actual stock price appreciation over the 10-year option term will likely differ from these assumed annual rates. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth as to the named executive officers information with respect to (i) the number of shares received upon the exercise of options, (ii) the aggregate dollar value realized upon exercise, (iii) the total number of shares underlying unexercised options held at the end of the 2000 fiscal year and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of the 2000 fiscal year.

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                              OPTIONS AT YEAR END (#)          AT YEAR END($)(2)
                         SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
NAME                     ON EXERCISE (#)       ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ---------------   --------------   -----------   -------------   -----------   -------------
Rajiv Enand............      100,000         $  450,000           --          40,000             --       $ 76,976
Mark Tapling...........      340,000         $1,492,500       75,000         270,000       $280,080       $910,788
Louis Venezia..........       99,000         $  573,210       23,000          69,000       $ 51,391       $154,174
Mark Finkel............      300,000         $1,350,000           --              --             --             --
Roberto Aguas..........           --                 --           --         212,000             --       $ 95,440
Richard Joslin.........       61,750         $  306,855       12,000          41,250       $ 36,733       $147,819

---------------
(1) Based on the initial public offering price per share of our common stock on August 25, 2000, minus the exercise price per share, multiplied by the number of shares obtained upon exercise of these options.

(2) Based on the closing price per share of our common stock on the Nasdaq National Market System as of December 31, 2000, minus the exercise price per share, multiplied by the number of shares obtainable upon exercise of these options.

     INDEBTEDNESS OF MANAGEMENT. During the 2000 fiscal year, certain executive officers were given loans by us to purchase shares of our common stock in connection with the exercise of their outstanding options. These officers are personally liable for the principal of and interest due on their loans. Each loan is secured solely by the shares purchased with the proceeds of that loan. Each loan becomes due and payable three years from the date it was made or earlier if the individual's employment is terminated or he no longer owns the shares. These loans did not reduce our cash balance and were made at rates between 5.8% and 6.1%, which were the "applicable Federal rates" in effect under
Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the date of issuance. The respective total number of shares purchased and the amounts loaned are set forth in the table below:

                                                      NUMBER OF SHARES
                   STOCKHOLDER                      ACQUIRED ON EXERCISE    LOAN AMOUNT ($)
                   -----------                      --------------------    ---------------
Rajiv Enand.......................................        100,000               250,000
Mark Tapling......................................        340,000               887,500
Mark Finkel.......................................        300,000               750,000
Louis Venezia.....................................         99,000               119,790
Richard Joslin....................................         61,750               125,395

     EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. All of our executive officers serve at the discretion of our Board of Directors.

     As described in the preceding section, during the 2000 fiscal year, we made loans to certain executive officers to purchase shares of our common stock in connection with the exercise of their outstanding options. Because the loans are immediately due and payable on the date the executive's employment is terminated (including a termination in connection with a change of control), if the Company is acquired in a transaction that values our shares at a price per share less than the amount these executives paid for their shares, or if these executives are otherwise terminated at a time when our shares are worth less than the amount these executives paid for their shares, these executives would suffer immediate and material financial losses. Such losses would be equal to the difference of the amount received by the executives for the shares purchased with the proceeds of the loans and the amount due on the loans. Accordingly, in order to ensure the continued employment of these executives and to ensure that these executives may diligently perform their duties without distraction, on March 12, 2001, our Board of Directors adopted a Change of Control Benefit Plan. The Change of Control Benefit Plan provides that, in the event of a "Change of Control," as defined in the Change of Control Benefit Plan, or upon any termination of the executive's employment without "cause," as defined in our 2000 Stock Incentive Plan, or their resignation upon certain detrimental changes in their employment status, (i) all shares obtained upon option exercises which are "restricted" (that is, subject to forfeiture) will have such restriction lapse and (ii) the amount owed on the loans for the executives covered by the plan would be reduced by the values of the shares pledged as security for the loans, which shares would be surrendered to the Company, and the remaining loan amount would be forgiven by the Company. In addition, the covered executives will be provided with a tax gross-up with respect to income and employment taxes incurred as a result of the loan forgiveness. The only executives covered by the Change of Control Benefit Plan are Messrs. Enand, Tapling, Finkel and Joslin.

     Under the provisions of a resolution of our Board of Directors, 50% of the then unvested options held by executive officers and employees with a title of "Vice President" will vest and become exercisable upon the occurrence of a "Change of Control," as defined in our 1996 stock option plan, provided that the executive officer or employee is employed by us on the date of a Change of Control. This right is in addition to any rights such individuals may have under our 1996 stock option plan.

     Under the terms of Mark Tapling's letter of employment, 75% of Mr. Tapling's unvested stock options will automatically vest upon the occurrence of a Change of Control. As of June 1, 2000, 100% of the options granted to Mr. Tapling prior to December 31, 1999, would automatically vest upon the occurrence of a Change of Control. In addition, 75% of the options granted to Mr. Tapling on January 19, 2000 would vest upon the occurrence of a Change of Control, with the remaining options to vest proportionally over the subsequent 12 months. Mr. Tapling is also entitled to a severance package equal to six months of his base salary should his employment with us be terminated, whether voluntarily or not, without cause and 12 months of his base salary should his employment be terminated as a result of a Change of Control. Additionally, 100% of Mr. Tapling's annual bonus is automatically payable as a result of a Change of Control, with 50% paid at the closing of the transaction, and 50% paid at the earlier of six months after the closing of the transaction or upon termination as a result of the Change of Control.

     Mark Finkel, who became our Chief Financial Officer in January 2000, has stock options that are immediately exercisable, subject to various rights of repurchase by us. Upon the occurrence of a Change of Control, Mr. Finkel's shares eligible for repurchase will be reduced by 50% if we are not the controlling entity. In addition, within 12 months of the occurrence of a Change of Control, no shares will be eligible for repurchase if Mr. Finkel is terminated without cause or if his responsibilities significantly change.

     Pursuant to implementation of the 2001 bonus plan as approved by our Board of Directors, all senior executive officers are entitled to a severance package equal to six months of their base salary should their employment with us be terminated as a result of a Change of Control. Additionally, 100% of their annual bonus is automatically payable as a result of a Change of Control, with 50% paid at the closing of the transaction, and 50% paid at the earlier of six months after the closing of the transaction or upon termination as a result of the Change of Control.

     Pursuant to an agreement with our Board of Directors dated January 19, 2000, Rajiv Enand's cash compensation and employee benefits are guaranteed through June 30, 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     To ensure that our compensation policies are administered in an objective manner, our Compensation Committee is comprised entirely of independent directors. Further, our Compensation Committee members have no "interlocking" relationships as defined by the SEC.

     COMPENSATION GOVERNANCE. This report describes our executive compensation program and the basis on which the 2000 fiscal year compensation determinations were made by us for the executive officers of the Company, including our Chief Executive Officer and the named executive officers. We establish all components of executive pay and recommend or report our decisions to the Board of Directors for approval.

     Our duties include recommending to the Board of Directors the base salary levels for all executive officers as well as the design of awards in connection with all other elements of the executive pay program. We also evaluate executive performance and address other matters related to executive compensation.

     COMPENSATION POLICY AND OVERALL OBJECTIVES. In developing recommendations regarding the amount and composition of executive compensation, our goal is to provide a compensation package that will enable the Company to attract and retain talented executives. In addition, our objectives include rewarding outstanding performance and linking the interests of our executives to the interests of our stockholders. In determining actual compensation levels, we consider all elements of the program in total rather than any one element in isolation.

     We believe that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is our objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. Accordingly, with respect to compensation payable to an applicable executive officer that would otherwise be nondeductible, it is the Company's policy that such amounts be deferred until the limitation on deductibility no longer applies with respect to such person.

     The key elements of our executive compensation are base salary, annual bonuses and long-term incentives. Each of these is addressed separately below.

     BASE SALARIES. We regularly review each executive's base salary. The base salary ranges of the Company's executives are targeted to be in the range of the median base pay ranges of similarly positioned executives in the group of comparable companies selected for compensation comparison purposes.

     Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by performance, evaluated based on sustained levels of contribution to the Company.

     As reflected in the Summary Compensation Table, Mr. Tapling's base annual salary was increased to $200,000 in July 1999 upon his acceptance of the position of President. In lieu of an increase in the 2000 fiscal year, Mr. Tapling was granted stock options. In determining Mr. Tapling's base salary, we considered the Company's financial performance and Mr. Tapling's individual performance. We also compared Mr. Tapling's base salary and total compensation to the base salaries and total compensation of chief executive officers at comparable companies.

     ANNUAL BONUSES. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. In the 2000 fiscal year, the Board of Directors established an executive bonus plan that would pay performance-based bonuses of up to a maximum of $75,000 to each senior executive and up to a maximum of $100,000 to our Chief Executive Officer. In the 2000 fiscal year, $33,750 of the $75,000 bonus was paid to each of three senior executives. In addition, $56,250 of the $75,000 bonus was paid to one other senior executive, and $70,000 of the $100,000 bonus was paid to our Chief Executive Officer.

     LONG-TERM INCENTIVES. Stock options are granted to our executives at our discretion to enhance the link between stockholder value creation and executive pay. Stock options are granted at an option price not less than the fair market value of the Company's common stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. Further, stock options reflected in the Summary Compensation Table are typically subject to a 48-month vesting period. This approach focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

     In the 2000 fiscal year, Mr. Tapling received options to purchase a total of 300,000 shares at the fair market value of shares on the dates of grant. The Committee believes that this equity interest provides a strong link to the interests of stockholders.

     CONCLUSION. We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization that creates long-term value for its stockholders. We also believe offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of officers and other key employees with those of stockholders. We believe that the Company's 2000 fiscal year compensation program met these objectives.

                 Susanne Harrison                Timothy Wallace

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Neither of the members of our Compensation Committee has ever been an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and reports of changes in ownership of the common stock and our other equity securities. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. We believe that, under the SEC's rules, all required reports for the 2000 fiscal year have been timely filed, except as follows. All of our directors, except Mr. Tapling, filed late Form 5's relating to grants of stock options in the 2000 fiscal year. In addition, Roberto Aguas, our Vice President of Product Management and Strategy, filed a late Form 5 relating to grants of stock options in the 2000 fiscal year. Finally, we hired three senior executive officers in the fourth quarter of the 2000 fiscal year. These three officers, Mr. Michael Chaplo, Mr. Charles Rudisill and Mr. Scott Schwartzman failed to file Form 3's relating to their initial beneficial ownership of stock options granted to them in the 2000 fiscal year and filed late Form 5's relating to the grants of such options and reporting the Form 3 holdings on the Form 5's.

     CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS. On June 2, 2000, we sold an aggregate of 1,325,000 shares of our Series F convertible preferred stock, par value $0.01 per share, at a purchase price of $8.00 per share to a total of nine accredited investors. Norwest Equity Partners V, LLP, Geocapital III, L.P. and two affiliates of C.E. Unterberg, Towbin, L.P. purchased 187,500, 12,500, 312,500, and 62,500 shares, respectively. Norwest Equity Partners V, LLP, Geocapital III, L.P. and C.E. Unterberg, Towbin, L.P. currently own more than 5% of the shares of our common stock. The investors received certain registration rights in connection with the purchase of the Series F convertible preferred stock. Each share of Series F converted into approximately 1.14 shares of our common stock at the time of our initial public offering.

     STOCKHOLDER RETURN PERFORMANCE GRAPH. The following line graph compares the cumulative total stockholder return among our common stock between August 25, 2000 (the date that our common stock began public trading) and December 31, 2000, with the cumulative total return of the Nasdaq Composite Index and the S&P Computer Software and Services Index. The graph assumes a $100 investment as of August 25, 2000 in our common stock, the Nasdaq Composite Index and the S&P Computer Software and Services Index and assumes the reinvestment of dividends, if any.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, THE NASDAQ COMPOSITE INDEX
                AND THE S&P COMPUTER SOFTWARE AND SERVICES INDEX

LOGO

AUDIT COMMITTEE REPORT.

     The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

     The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. We recommend to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Our responsibility is to monitor and oversee these processes.

     In this context, we have met and held discussions with management and the independent accountants. Management represented to us that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent accountants. We discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent accountants that firm's independence. In so doing, we considered whether the provision of non-audit services to the Company was compatible with maintaining their independence. We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services.

     Based upon our discussion with management and the independent accountants and our review of the representation of management and the report of the independent accountants to us, we recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC.

     Susanne Harrison               Kevin Hall              Timothy Wallace

                                 PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Our Board of Directors has, based upon the recommendation of the Audit Committee, appointed Ernst & Young LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company and our subsidiaries for the year ending December 31, 2001. Ernst & Young LLP have served as our independent auditors since 1995.

     AUDIT FEES. Audit fees to the Company by Ernst & Young LLP during the 2000 fiscal year for review of the our annual financial statements and those financial statements included in the our quarterly report on Form 10-Q totaled $81,500.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the 2000 fiscal year.

     ALL OTHER FEES. Fees billed to the Company by Ernst & Young LLP during the 2000 fiscal year for all other non-audit services to the Company, include tax advisory services ($50,157), Form S-8 registration statement ($4,638) and Form S-1 registration statement ($612,563).

     RATIFICATION OF APPOINTMENT. Although stockholder approval is not required, the Board of Directors desires to obtain stockholder ratification of this appointment. If the appointment is not ratified at the Annual Meeting, the Board of Directors will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

     STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING. If you would like to submit a proposal for the Annual Meeting in 2002, it must be received by the Secretary, ServiceWare Technologies, Inc., 333 Allegheny Avenue, Oakmont, Pennsylvania 15139 at any time prior to January 2, 2002, and must otherwise comply with Rule 14a-8 under the Securities and Exchange Act of 1934, in order to be eligible for inclusion in our proxy statement for that annual meeting.

     Stockholders intending to present a proposal at the 2002 Annual Meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by our Secretary no more than 90 days and no less than 60 days prior to the anniversary of the date on which we first mailed its proxy materials for the preceding year's annual meeting. Therefore, the Company must receive notice of such proposal for the 2002 Annual Meeting no earlier than January 30, 2002 and no later than March 1, 2002. If the notice is received before January 30, 2002 or after March 1, 2002, it will be considered untimely and we will not be required to present it at the 2002 Annual Meeting.

                                          By Order of the Board of Directors,
                                          Mark Finkel

                                          Mark Finkel
                                          Chief Financial Officer, Treasurer and
                                          Secretary

                                   EXHIBIT A

                         SERVICEWARE TECHNOLOGIES, INC.

                            AUDIT COMMITTEE CHARTER

     Pursuant to the Bylaws of ServiceWare Technologies, Inc. (the "Corporation"), the Board of Directors (the "Board") of the Corporation has established an Audit Committee (the "Committee") to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Corporation's stockholders and others, the systems of internal controls which management and the Board have established, and the audit processes. The Board further adopts this charter, effective May 18, 2000 to establish the governing principles of the Committee.

I.   PURPOSES OF THE AUDIT COMMITTEE

     The Committee has three primary purposes:

     A. To serve as an independent and objective party to monitor and oversee the Corporation's accounting and financial reporting policies and practices and its internal controls;

     B. To oversee the quality and objectivity of the Corporation's financial statements and the independent audit thereof by, among other things, reviewing and appraising the audit efforts of the Corporation's independent auditors and internal audit function; and

     C. To provide avenues of candid and forthright communication, and to act as liaison, among the independent auditors, the Corporation's management and the full Board.

     The function of the Committee is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control, and the independent auditors' responsibility to plan and carry out a proper audit.

     The duties and responsibilities of a member of the Committee are in addition to that individual's duties as a member of the Board.

II.   MEMBERSHIP REQUIREMENTS AND STRUCTURE

     A. The Committee shall consist of at least three members.

     B. Each Committee member shall be appointed by the Board, to serve for a term established by the Board at the time of such appointment. Committee members can serve successive terms without limitation.

     C. Each Committee member shall be a member of the Board who is not then, nor at any time during the three years prior to such member's appointment to the Committee, an employee of the Corporation or any of its affiliates. In addition, each Committee member shall meet the then-prevailing standard of "independence" for Audit Committee membership applicable under the rules of the National Association of Securities Dealers ("NASD"). Each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of the member's independent judgment as a member of the Committee.

     D. All members of the Committee shall be financially literate (i.e., shall have a familiarity with basic finance and accounting practices, including an understanding of financial statements, balance sheets, income statements and cash flow statements). At least one member of the Committee shall have an accounting or financial management background and expertise (e.g., past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities, professional certification, or any other comparable experience or background which results in financial sophistication).

     E. The above notwithstanding, however, the Board, under exceptional and limited circumstances, may appoint one member of the Board to the Committee who is not "independent" under the applicable NASD rules. Such appointment may be made where the individual is neither a current employee nor an immediate family member of an employee and the Board has determined that his/her membership on the Committee is required by the best interests of the Corporation and its stockholders. In such event, the Board shall disclose, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination.

     F. Either the Board or the Committee shall elect from the members of the Committee a Chairperson, who shall serve in such capacity for the term established by the Board or the Committee at the time of such election, and who shall preside over each meeting of the Committee. Such Chairperson may serve successive terms in this capacity without limitation. The Chairperson may be removed from this position by the Board or the Committee. In the event of resignation, removal or death of a Chairperson, a new Chairperson shall be elected as set forth above.

     G. The Committee shall provide to the Board any periodic written confirmation of its qualification under the NASD rules as may be required under such rules.

     H. The Board may at any time, and in accordance with the Corporation's Bylaws, change the membership of the Committee, fill vacancies, designate alternate members, and replace any absent or disqualified member.

III.  SCOPE OF RESPONSIBILITIES

     The responsibilities of the Committee shall in general include, but not be limited to, the following:

     A. The Committee shall review (i) the results of each external audit, including any qualifications in the independent auditors' opinion, (ii) any related management letter, (iii) management's responses to recommendations made by the independent auditors in connection with the audit, (iv) any reports submitted to the Committee by any internal auditing department or staff of the Corporation that are deemed by the Committee to be material to the Corporation as a whole, and (v) management's responses to any such reports.

     B. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Corporation to assist it in conducting an investigation into any matter within the scope of its responsibilities.

     C. The Committee shall oversee management in the maintenance of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation by:

          1. reviewing the Corporation's audited financial statements and considering any significant disputes between the Corporation's management and the independent auditors that arose in connection with the preparation of those financial statements;

          2. reviewing, in consultation with the Corporation's independent auditors, major changes in auditing and accounting principles and practices to be followed when preparing the Corporation's financial statements;

          3. providing for the review by the Corporation's independent auditors of the Corporation's interim financial reports before they are filed with the Securities and Exchange Commission (the "SEC") and of the Corporation's quarterly and annual earnings releases before they are made public; and

          4. reviewing legal and regulatory matters that may have a material impact on the Corporation's financial statements.

     D. The Committee shall oversee management's maintenance of processes designed to assure that an adequate system of internal controls is functioning within the Corporation by:

          1. reviewing periodically the Corporation's internal controls and considering, in consultation with the independent auditors and the Corporation's senior internal financial and accounting executives, the independent auditors' report on the adequacy and functioning of the Corporation's internal controls;

          2. reviewing periodically the risk assessment processes utilized in order to comply with the guidelines of the Institute of Internal Auditors and generally accepted auditing standards as promulgated by the American Institute of Certified Public Accountants; and

          3. reviewing the correction of controls, if any, deemed to be deficient.

     E. The Committee shall review and appraise the Corporation's independent auditors and the audit process by:

          1. with the Board, having the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement), who are ultimately accountable to the Board and the Committee, as representatives of the stockholders of the Corporation;

          2. obtaining from the independent auditors on a periodic basis a formal written statement delineating all relationships (audit and non-audit) between the auditors and the Corporation and its affiliates, and actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditors;

          3. reviewing the independent auditors' annual engagement letter, including the auditors' compensation and the proposed scope and terms of their engagement;

          4. reviewing with management and the independent auditors significant risks and exposures, audit activities and significant audit findings;

          5. directing the attention of the auditors to specific matters or areas deemed by the Committee to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

          6. investigating improprieties or suspected improprieties in corporate operations;

          7. reviewing the Corporation's audited financial statements and related footnotes and the independent auditors' opinion with respect to such financial statements; and

          8. providing a report to the Board, for inclusion in the Corporation's proxy statement beginning with the proxy statement for the Corporation's Annual Meeting of Stockholders in 2001, which shall include the Committee's statements that it has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and (iii) received from the independent auditors disclosures regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the auditors the auditors' independence. Said report shall also include the Committee's statement as to whether, based on the review and discussions above, it recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC. The disclosures in this report shall appear over the printed names of each member of the Committee.

     F. The Committee shall provide avenues of communication among the independent auditors, the full Board and the management.

IV.  MEETINGS AND CHARTER

     A. The Committee will review and reassess its formal charter on an at least annual basis and recommend any changes to the Board. The full text of the charter shall be reported to the Corporation's stockholders in an annual proxy statement at least once every three (3) years and after any significant modification is approved by the Board.

     B. The Committee will meet in person or by telephone conference call as permitted by the Corporation's Bylaws at least four times per year. The Committee is empowered to hold special meetings as circumstances require, and as may be called by the Chairperson or any member of the Committee or at the request of the independent auditors.

     C. The Committee will provide opportunities for communication at its meetings, by holding separate sessions with members of the Corporation's management and the independent auditors, as deemed appropriate by the Committee, at which representatives of each can discuss with the Committee topics germane to its purposes, and which the Committee or these groups believe should be discussed privately.

V.   GUIDELINES FOR RECOMMENDATION OF INDEPENDENT AUDITORS

     In connection with the selection of the Corporation's independent auditors, the Committee shall consider all factors it deems relevant, including but not limited to:

     A. the firm's membership in the SEC practice section of the American Institute of Certified Public Accountants and compliance with that organization's requirements for peer review and independence;

     B. the firm's basic approach and techniques;

     C. the firm's knowledge and experience in the Corporation's industry and other companies in the industry serviced by the firm;

     D. the procedures followed to assure the firm's independence;

     E. the firm's policy regarding rotation of personnel assigned to the engagement;

     F. the firm's other quality control procedures;

     G. the nature and quality of other services offered by the firm;

     H. the firm's manner of communicating weaknesses noted in the Corporation's independent control system;

     I.  the firm's basis for determining fees; and

     J.  the attitude of the Corporation's management toward the firm.

PROXY

                         SERVICEWARE TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 11, 2001

The undersigned stockholder of ServiceWare Technologies, Inc. (the "Company") hereby appoints Mark Tapling and Mark Finkel, and each of them singly, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned stockholder and vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held on Monday, June 11, 2001, at 8:30 a.m. (local time), at the Company's headquarters at 333 Allegheny Avenue, Oakmont, Pennsylvania, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the election of the nominees specified in Item 1 and "FOR" the ratification of the appointment of the independent auditors specified in Item 2. This proxy also will be voted in the discretion of the holders hereof upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                         SERVICEWARE TECHNOLOGIES, INC.

                        MONDAY, JUNE 11, 2001 - 8:30 A.M.

PROPOSAL 1:        ELECTION OF THE FOLLOWING NOMINEES AS CLASS I DIRECTORS:
                   THOMAS UNTERBERG AND ROBERT HEMPHILL, JR.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" BOTH NOMINEES.

                         AUTHORITY WITHHELD           Authority withheld for the
       FOR [ ]           FOR ALL NOMINEES [ ]         following only:(write the
                                                      name of the nominee on the
                                                      line below)


                                                      --------------------------




PROPOSAL 2:        RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
                   THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR
                   ENDING DECEMBER 31, 2001.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
          RATIFICATION.

       FOR [ ]           AGAINST [ ]                  ABSTAIN [ ]


In their discretion, the Proxy holders are authorized to vote upon such other matters as may properly come before the meeting. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION OF BOTH NOMINEES LISTED IN PROPOSAL 1 AND "FOR" THE APPROVAL OF PROPOSAL 2.

                                      Date:                                ,2001
                                      ------------------------------------------

                                      Signature
                                      ------------------------------------------

                                      Signature
                                      ------------------------------------------

                                      (Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed postpaid envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, and indicate title as duly authorized officer.)

--------------------------------------------------------------------------------